UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

Northern Tier Energy LP

Northern Tier Energy LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-35612 333-178458	80-0763623 27-3005162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

38C Grove Street, Suite 100 Ridgefield, Connecticut		06877
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 244-6550

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 20, 2012, Mario E. Rodriguez resigned as Chief Executive Officer and a member of the board of directors of each of Northern Tier Energy GP LLC, a Delaware limited liability company (the “General Partner”) and the general partner of Northern Tier Energy LP, a Delaware limited partnership (the “Partnership”), and Northern Tier Energy LLC, a Delaware limited liability company (“NTE LLC”), and a wholly-owned subsidiary of the Partnership, effective immediately.

(c)

Effective as of December 20, 2012, the board of directors of each of the General Partner and NTE LLC appointed Hank Kuchta to serve as the President and Chief Executive Officer of the General Partner and NTE LLC. Mr. Kuchta, age 55, has served as President and Chief Operating Officer and a member of the board of directors of the General Partner since June 2012 and as President and Chief Operating Officer and a member of the board of directors of NTE LLC since December 2010. From January 2010 until July 2012, Mr. Kuchta served as an independent director of the general partner of TransMontaigne G.P., LLC. Since 2006, Mr. Kuchta has been a member of NTR Partners LLC. Mr. Kuchta served as a director as well as president and chief operating officer of NTR Acquisition Co. from 2006 to 2009. Prior to NTR Partners LLC, Mr. Kuchta served as president of Premcor, Inc. from 2003 until 2005 and as chief operating officer of Premcor, Inc. from 2002 until 2005. In 2002, Mr. Kuchta served as executive vice president-refining of Premcor. Premcor operated four refineries in the United States and had approximately 750,000 bpd of refining capacity at the time of its sale to Valero Energy Corporation in April 2005. From 2001 until 2002, Mr. Kuchta served as business development manager for Phillips 66 Company following Phillips’ 2001 acquisition of Tosco Corporation. Prior to Phillips, Mr. Kuchta served in various corporate, commercial and refining positions at Tosco Corporation from 1993 to 2001. Before joining Tosco, Mr. Kuchta spent 12 years at Exxon Corporation in various refining, engineering and financial positions, including assignments overseas. He holds a B.S. in chemical engineering from Wayne State University.

Mr. Kuchta’s brother, Chet Kuchta, is the Vice President, Supply of NTE LLC and has served in that position since August 2011. During 2011, Mr. Chet Kuchta received aggregate compensation in the amount of $180,000.

(e)

In connection with Mr. Rodriguez’s resignation, Mr. Rodriquez and NTE LLC entered into a Separation Agreement and General Release (the “Separation Agreement”) that provides Mr. Rodriguez, in exchange for signing a general release of claims in favor of NTE LLC and its affiliates, with (i) a severance payment of $750,000, less applicable taxes and withholdings, (ii) a one-time payment of $500,000, less applicable taxes and withholdings and (iii) reimbursement of premiums payable for continued coverage under NTE LLC’s group health and dental coverage through the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended, for up to 18 months.

Through a reaffirmation of certain provisions of the Employment Agreement entered into between NTE LLC and Mr. Rodriguez, effective as of December 1, 2010, the Separation Agreement also contains various restrictive covenants, including covenants relating to non-solicitation, confidentiality, and cooperation.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 21, 2012, the Partnership issued a press release announcing the changes discussed under Item 5.02 above. The press release also contained certain financial information and operating data. The text of this press release is furnished herewith as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01. Other Events.

Effective as of December 20, 2012, the board of directors of the General Partner and NTE LLC appointed Dan F. Smith, the current Chairman of the board of directors of the General Partner and NTE LLC, to serve as the Executive Chairman of the board of directors of the General Partner and NTE LLC.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and General Release between Northern Tier Energy LLC and Mario Rodriguez.

99.1	Press release dated December 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Northern Tier Energy LP

	By:	Northern Tier Energy GP LLC,
its general partner

Date: December 21, 2012	By:	/s/ Peter T. Gelfman
Peter T. Gelfman
Vice President, General Counsel and Secretary

Northern Tier Energy LLC

Date: December 21, 2012	By:	/s/ Peter T. Gelfman
Peter T. Gelfman
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and General Release between Northern Tier Energy LLC and Mario Rodriguez.

99.1	Press release dated December 21, 2012.